WEYCO REPORTS FIRST QUARTER SALES AND EARNINGS

(Milwaukee, Wisconsin---April 28, 2009)  Weyco Group, Inc. (NASDAQ:WEYS) today announced financial results for the quarter ended March 31, 2009.

Net sales for the first quarter were $58.9 million, a decrease of 4% from 2008 sales of $61.3 million.  Net earnings for the quarter were $2.5 million, down from $5.1 million in 2008.  Diluted earnings per share were $.22 per share in 2009 as compared with $.43 per share in the first quarter of 2008.

Net sales in the wholesale division, which include North American wholesale sales and licensing revenues, were $46.4 million for the first quarter of 2009, compared with $51.7 million in 2008.  Wholesale sales were $45.6 million in the first quarter of 2009, down from $50.6 million in 2008.   Licensing revenues were $800,000 in 2009 and $1.1 million in 2008.  In the wholesale division, sales of the Company’s Florsheim and Stacy Adams brands were down 18% and 15%, respectively, while sales of the Nunn Bush brand were up 3%.

Net sales in the retail division, which include sales from the Company’s North American retail stores and domestic Internet business, were $5.2 million in the first quarter of 2009, compared with $6.5 million in 2008.  The Company has 3 fewer stores this year compared with 2008.  Same store sales were down 9.2%.

On January 23, 2009, the Company acquired a majority interest in a new subsidiary that subsequently purchased the Florsheim wholesale and retail businesses in Australia, Asia Pacific and South Africa (collectively “Florsheim Australia”).  The financial statements of Florsheim Australia will be included in the Company’s consolidated financial statements from the date of acquisition.  The Company previously had license agreements with these entities; consequently, no licensing revenues were recorded for these entities after January 23, 2009, which resulted in the aforementioned decrease in licensing revenues.

Foreign sales, which include the wholesale and retail sales of Florsheim Europe and Florsheim Australia, were $7.3 million in the first quarter of 2009, compared to $3.2 million in 2008.  In 2009, sales of Florsheim Europe were $2.9 million, with the remaining $4.4 million representing sales of Florsheim Australia.

Operating earnings for the first quarter were $3.3 million, down from $7.6 million in 2008.  As a percent of sales, operating earnings fell from 12.4% in 2008 to 5.7% in 2009.  Operating earnings were affected by the lower wholesale sales volumes, coupled with lower gross margins, reflecting the continued difficult overall retail environment.  Additionally, Florsheim Australia had a net operating loss for the quarter of approximately $360,000 due primarily to acquisition costs.

“Our first quarter results reflect the challenges of the current retail environment,” stated Tom Florsheim, Jr., Chairman and CEO of Weyco Group.  “Our Company continues to be in solid financial shape and we remain focused on building our brands for the long term.  We believe we will be well-positioned when economic conditions improve.”

On February 23, 2009, the Company’s Board of Directors authorized the Company to repurchase up to an additional 1,000,000 shares of its common stock under its stock repurchase program, bringing the total available to purchase to approximately 1,500,000 shares.

On April 27, 2009, the Company’s Board of Directors declared a quarterly cash dividend of $.15 per share to all shareholders of record on June 1, 2009, payable July 1, 2009.  This represents an increase of 7% above the previous quarterly dividend rate of $.14.

Weyco Group will host a conference call on April 29, 2009, at 11:00 a.m. Eastern Time to discuss the first quarter financial results in more detail.  To participate in the call please dial 888-713-4214 or 617-213-4866, referencing passcode #76271619, five minutes before the start of the call. A replay will be available for one week beginning about one hour after the completion of the call by dialing 888-286-8010 or 617-801-6888, referencing passcode #26458037.  Alternatively, the conference call and replay will be available by visiting the investor relations section of Weyco Group’s website at www.weycogroup.com.

About Weyco Group:

Weyco Group, Inc., designs and markets moderately priced and better-grade men’s branded footwear for casual, fashion, and dress lifestyles.  The principal brands of shoes sold by the Company are Florsheim, Nunn Bush, and Stacy Adams.  The Company’s products are sold to shoe specialty stores, department stores and clothing retailers.  Weyco Group, Inc. operates wholesale and retail businesses in the United States, Canada, Europe, Australia, South Africa and the Far East.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Various factors could cause the results of Weyco Group to be materially different from any future results expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the Company’s ability to: (i) successfully market and sell its products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; (ii) procure its products from independent manufacturers; and (iii) other factors, including those detailed from time to time in Weyco Group’s filings made with the SEC.   Weyco Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, contact:

John Wittkowske
Senior Vice President and Chief Financial Officer
414-908-1880

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (UNAUDITED)

	For the Quarter Ended March 31,
	2009	2008
	(In thousands, except per share amounts)

Net sales	$58,908	$61,278
Cost of sales	39,217	39,012
Gross earnings	19,691	22,266

Selling and administrative expenses	16,357	14,671
Earnings from operations	3,334	7,595

Interest income	452	509
Interest expense	(23)	(10)
Other income and expense, net	(94)	7

Earnings before provision for income taxes	3,669	8,101

Provision for income taxes	1,310	2,975

Net earnings	2,359	5,126

Net earnings attributable to noncontrolling interest	(145)	-

Net earnings attributable to Weyco Group, Inc.	$2,504	$5,126

Weighted average shares outstanding
Basic	11,279	11,461
Diluted	11,437	11,860

Earnings per share
Basic	$0.22	$0.45
Diluted	$0.22	$0.43

Cash dividends per share	$0.14	$0.11

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2009	2008
	(Dollars in thousands)
ASSETS:
Cash and cash equivalents	$11,788	$11,486
Marketable securities, at amortized cost	4,812	6,623
Accounts receivable, net	42,053	29,873
Accrued income tax receivable	850	2,226
Inventories	42,200	47,012
Deferred income tax benefits	131	579
Prepaid expenses and other current assets	3,290	3,678
Total current assets	105,124	101,477

Marketable securities, at amortized cost	39,161	39,447
Deferred income tax benefits	1,233	736
Other assets	10,647	10,069
Property, plant and equipment, net	28,882	28,043
Trademark	10,868	10,868
Total assets	$195,915	$190,640

LIABILITIES & SHAREHOLDERS' INVESTMENT:
Short-term borrowings	$4,675	$1,250
Accounts payable	5,307	7,494
Dividend payable	1,587	1,589
Accrued liabilities	7,269	6,490
Total current liabilities	18,838	16,823

Long-term pension liability	15,506	15,160

Common stock	11,298	11,353
Capital in excess of par value	15,437	15,203
Reinvested earnings	142,319	142,617
Accumulated other comprehensive loss	(10,495)	(10,516)
Total Weyco Group Inc. shareholder's investment	158,559	158,657
Noncontrolling interest	3,012	-
Total shareholders' investment	161,571	158,657
Total liabilities and shareholders' investment	$195,915	$190,640

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (UNAUDITED)

	2009	2008
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$2,359	$5,126
Adjustments to reconcile net earnings to net cash
provided by operating activities -
Depreciation	707	634
Amortization	27	27
Deferred income taxes	(174)	(215)
Stock-based compensation	220	145
Pension expense	712	338
Increase in cash surrender value of life insurance	(135)	(134)
Change in operating assets and liabilities -
Accounts receivable	(7,484)	(5,492)
Inventories	11,866	3,834
Prepaids and other current assets	1,040	400
Accounts payable	(3,689)	(2,087)
Accrued liabilities and other	(785)	(1,698)
Accrued income taxes	1,376	1,236
Net cash provided by operating activities	6,040	2,114

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses	(9,320)	-
Purchase of marketable securities	(65)	(1,115)
Proceeds from maturities of marketable securities	2,135	2,067
Purchase of property, plant and equipment	(383)	(1,023)
Net cash used for investing activities	(7,633)	(71)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from noncontrolling interest	1,314	-
Cash dividends paid	(1,589)	(1,270)
Shares purchased and retired	(1,271)	(4,285)
Proceeds from stock options exercised	12	1,212
Net borrowings under revolving credit agreement	3,425	2,450
Income tax benefits from share-based compensation	4	925
Net cash provided by (used for) financing activities	1,895	(968)

Net increase in cash and cash equivalents	302	1,075

CASH AND CASH EQUIVALENTS at beginning of period	$11,486	$7,859

CASH AND CASH EQUIVALENTS at end of period	$11,788	$8,934

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid, net of refunds	$124	$1,003
Interest paid	$19	$5